Exhibit 10.6.3

THIRD AMENDMENT TO LEASE

This Third Amendment To Lease (“3rd Amendment”) is made this 28th day of September, 2018, and shall be effective as of January 1, 2018 (the “Effective Date”), by and between Pontiac Center Investment, LLC, a Michigan limited liability company (the “Landlord”) and United Shore Financial Services, LLC, a Michigan limited liability company (the “Tenant”) with respect to the Lease dated June 28, 2017, as amended pursuant to the First Amendment To Lease dated May 11, 2018, and Second Amendment To Lease dated June 20, 2018 (collectively, the “Lease”) of the premises commonly known as 585 South Boulevard East, Pontiac, Michigan, as more particularly described in the Lease (the “Premises”).

RECITALS:

WHEREAS, following the execution and delivery of the Lease the Landlord has acquired additional real estate surrounding the Premises which Tenant desires to use for parking and other permitted purposes and Landlord and Tenant have agreed to amend the Lease to include the additional land described in this 3rd Amendment and to otherwise modify the Lease as provided in this 3rd Amendment;

NOW, THEREFORE, in consideration of the promises and covenants set forth in this 3rd Amendment, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby severally acknowledged, the Landlord and Tenant hereby agree as follows:

1.    Capitalized Terms. All capitalized terms used in this 3rd Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.    Amendment of Lease. The Landlord and Tenant hereby agree that the Lease shall be amended as follows:

(a)    Section 1(d) and Exhibit “A” of the Lease are hereby stricken and deleted and shall be replaced with and superseded by the following amended Section 1(d) and Exhibit “A”:

“(d)    Demised Premises: The improved commercial real estate commonly known as 585 South Boulevard, Pontiac, Michigan (Parcel No. 64-14-34-351-006) containing approximately 50.488 acres, more or less, together with the following adjacent parcels: (i) 525 Martin Luther King Jr. Boulevard, Pontiac, Michigan (Parcel No. 64-14-34-302-001) containing approximately 1.98 acres, more or less; (ii) 531 Bradford Street, Pontiac, Michigan (Parcel No. 64-14-34-380-002) containing approximately 0.504 acres, more or less; (iii) 707 South Boulevard East, Pontiac, Michigan (Parcel No. 64-14-34-380-041- Centerpoint Unit 18) containing approximately 6.266 acres, more or less; (iv) vacated Tex Avenue (Parcel No. 64-14-34-380-046) containing approximately 0.362 acres, more or less; (v) 671 South Boulevard East, Pontiac, Michigan (Parcel No. 64-14-34-351-007) containing approximately 0.943 acres, more or less; and (vi) Vacated Bradford Street (Parcel No. 64-14-34-380-043) containing approximately 0.480 acres, more or less; all as more particularly identified in Exhibit “A” attached hereto and incorporated herein by this reference, which shall replace and supersede Exhibit “A” to the Lease.”

(b)    Section 1(f) of the Lease is hereby amended to read as follows:

“(f)    Expiration Date: December 31, 2037 (end of 20th Lease Year).

(c)    Exhibit “B” to the Lease referenced in Section 1(g) is hereby deleted and stricken from the Lease and shall be replaced with and superseded by Exhibit “B” attached hereto and incorporated herein by this reference.

(d)    Section 2.1 of the Lease is hereby stricken and deleted and shall be replaced with and superseded by the following:

“2.1    Landlord is the owner of certain land and improvements, more particularly described on Exhibit “A” attached hereto, including 585 South Boulevard, Pontiac, Michigan, which contains approximately 50.488 acres, more or less, upon which there has been constructed a first-class three (3) story office building with auditorium and other amenities (the “Building”), containing approximately 593,974 gross square feet, including certain lobbies, atriums, walkways, hallways, restrooms, janitorial closets, mailrooms, meeting areas, cafeterias, vending areas and other similar facilities provided for the use or benefit of Tenant and/or for the public located in the Building together with the surface parking facilities, streets, sidewalks and landscaped areas situated thereon; together with the following adjacent real estate: (i) 525 Martin Luther King Jr. Boulevard, Pontiac, Michigan (Parcel No. 64-14-34-302-001) containing approximately 1.98 acres, more or less; (ii) 531 Bradford Street, Pontiac, Michigan (Parcel No. 64-14-34-380-002) containing approximately 0.504 acres, more or less; (iii) 707 South Boulevard East, Pontiac, Michigan (Parcel No. 64-14-34-380-041- Centerpoint Unit 18) containing approximately 6.266 acres, more or less; (iv) vacated Tex Avenue (Parcel No. 64-14-34-380-046) containing approximately 0.362 acres, more or less; (v) 671 South Boulevard East, Pontiac, Michigan (Parcel No. 64-14-34-351-007) containing approximately 0.943 acres, more or less; and (vi) Vacated Bradford Street (Parcel No. 64-14-34-380-043) containing approximately 0.480 acres, more or less (collectively, the “Property”). The Property and Building are hereinafter collectively referred to as the “Demised Premises.”

(e)    Section 5.3(a) of the Lease is hereby amended to read as follow:

“(a)	Tenant shall pay to Landlord as additional rental Tenant’s Share of Base Expenses, Base Taxes, Additional Expenses, and Additional Taxes in the manner and at the times herein provided.”

3.    Counterparts and Execution. This 3rd Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and electronically transmitted copies of signatures (e.g., in an Adobe PDF file) shall be deemed valid and binding to the same extent as original signatures.

4.    Ratification of Lease. Except as expressly amended hereby, the Lease shall remain in full force and effect between the Landlord and Tenant and is hereby ratified and affirmed by them.

WHEREFOR, the Landlord and Tenant have executed this 3rd Amendment to the Lease as of the date first set forth above.

LANDLORD:

Pontiac Center Investment, LLC,
a Michigan limited liability company

By:	/s/ Jeffrey A. Ishbia
Jeffrey A. Ishbia
Its:	Manager

TENANT:

United Shore Financial Services, LLC,
a Michigan limited liability company

By:	/s/ Mathew Ishbia
Mathew Ishbia
Its:	Chief Executive Officer